CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statement of Franklin Templeton Variable Insurance Products Trust on Form N-14 of our report dated February 4, 1999 on our audit of the Franklin Valuemark Funds, now referred to therein as Franklin Templeton Variable Insurance Products Trust, including each fund's financial statements and financial highlights, which report is included in the Annual Report to Shareholders for the year ended December 31, 1998 which is included in the Registration Statement.




/s/PricewaterhouseCoopers LLP
San Francisco, California
December 16, 1999